UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): August 8, 2011

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 —	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
UNS Gas, Inc. Note Purchase Agreement
On May 4, 2011, UNS Gas, Inc. (“UNS Gas”), as borrower, and UniSource Energy Services, Inc. (“UES”), as guarantor, entered into a Note Purchase and Guaranty Agreement (the “Note Purchase Agreement”) under which a group of investors agreed to purchase $50 million of 5.39% UNS Gas senior guaranteed notes which will mature in August 2026. Capitalized terms used in this description of the Note Purchase Agreement and not otherwise defined have the meanings given to them in the Note Purchase Agreement.
The issuance of notes and funding of the transaction occurred on August 8, 2011. The notes are guaranteed by UES, however, the UES guaranty may be terminated if certain conditions are met. The notes may be pre-paid with a make-whole call premium reflecting a discount rate equal to an equivalent maturity U.S. Treasury security yield plus 50 basis points.
Proceeds from the note issuance were used to pay in full the $50 million of UNS Gas’ 6.23% notes that matured on August 11, 2011.
The Note Purchase Agreement contains certain restrictive covenants, including restrictions on transactions with affiliates, mergers, liens to secure indebtedness, restricted payments, and incurrence of indebtedness. The incurrence of indebtedness covenant requires UNS Gas and certain of its Subsidiaries to meet certain tests before an additional dollar of indebtedness may be incurred. These tests include (a) a ratio of Consolidated Long-Term Debt to Consolidated Total Capitalization of no greater that 0.65 to 1.00, and (b) an Interest Coverage Ratio (a measure of cash flow to cover interest expense) of at least 2.50 to 1.00. However, UNS Gas and its specified Subsidiaries may, without meeting these tests, refinance indebtedness and incur short-term debt in an amount not to exceed $5 million. UNS Gas cannot declare or make distributions or dividends (restricted payments) on their common stock unless (a) such restricted payment would not violate applicable law, (b) immediately after giving effect to such action no default or event of default would exist under the Note Purchase Agreement and (c) immediately after giving effect to such action, UNS Gas and certain of its subsidiaries would be permitted to incur an additional dollar of indebtedness under the debt incurrence test described above.
Upon the occurrence and continuance of an event of default under the Note Purchase Agreement, the notes may become immediately due and payable. Events of default under the Note Purchase Agreement include failure to make payments required thereunder or to comply with the covenants contained therein, Change in Control, or certain bankruptcy events with respect to UNS Gas or UES. In addition, an event of default would include the failure of UNS Gas, any subsidiary of UNS Gas, or UES, to make required payments on certain indebtedness that is outstanding in an aggregate principal amount of at least $10 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.
UNS Electric, Inc. Credit Agreement
On August 10, 2011, UNS Electric, Inc. (“UNS Electric”), as borrower, and UES, as guarantor, entered into a $30 million term loan credit agreement with Union Bank, N.A., as administrative agent and lender (the “Credit Agreement”). Capitalized terms used in this description of the Credit Agreement and not otherwise defined have the meanings given to them in the Credit Agreement.
The Credit Agreement expires on August 10, 2015, at which time all outstanding amounts thereunder will be due and payable.
UES has guaranteed the obligations of UNS Electric under the Credit Agreement, however, the UES guaranty may be terminated if certain conditions are met.
The loan proceeds were used to repay money drawn under UNS Electric’s revolving credit facility to fund, in part, UNS Electric’s acquisition of Black Mountain Generating Station in July 2011.
Interest rates and fees under the Credit Agreement are based on a pricing grid tied to UNS Electric’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. The per annum rate currently available to UNS Electric on borrowings is LIBOR plus 1.25% for Eurodollar loans or the Alternate Base Rate plus 0.25% for Alternate Base Rate loans. The rate currently in effect is three-month LIBOR plus 1.25%. On the term loan closing date UNS Electric also entered into a fixed-for-floating interest rate swap with Union Bank, N.A. Under the swap agreement UNS Electric will pay a fixed rate of 0.97% and receive a three month LIBOR rate on a $30 million notional amount over a four year period ending August 10, 2015.

The Credit Agreement contains a number of covenants which restrict UNS Electric and UES, including restrictions on transactions with affiliates, restricted payments, incurrence of transactions with affiliates, restricted payments, incurrence of additional indebtedness, liens and mergers. In order to incur additional indebtedness, UNS Electric and certain of its subsidiaries must have an Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on the date of the incurrence of not less than 2.50 to 1.00. However, UNS Electric and its specified subsidiaries may, without meeting this test, refinance indebtedness and incur short-term debt in an amount not to exceed $5 million. The Credit Agreement also requires UNS Electric to maintain a ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization of not greater than 0.65 to 1.00. Under the terms of the Credit Agreement, UNS Electric may pay dividends so long as it maintains compliance with the agreement.
Upon the occurrence and continuance of an event of default in respect of UNS Electric or UES under the Credit Agreement, outstanding borrowings of UNS Electric may become immediately due and payable. Events of default under the Credit Agreement include failure to make payments required thereunder or to comply with the covenants contained therein, Change in Control, or certain bankruptcy events with respect to UNS Electric or UES. In addition, an event of default would include the failure of UNS Electric, any subsidiary of UNS Electric, or UES, to make required payments on certain indebtedness that is outstanding in an aggregate principal amount of at least $10 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

Item 9.01 —	Financial Statements and Exhibits.

Exhibit 4.1	Note Purchase Agreement, dated as of May 4, 2011, among UNS Gas, Inc., UniSource Energy Services, Inc., and a group of purchasers

Exhibit 4.2	Credit Agreement, dated as of August 10, 2011, among UNS Electric, Inc., UniSource Energy Services, Inc., and Union Bank, N.A., as Administrative Agent and lender

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION (Registrant)
Date: August 12, 2011	/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer